Exhibit 10.2

THIRD AMENDMENT
TO

LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of March 28, 2023, by and among PACIFIC WESTERN BANK, a California state chartered bank (“Bank”), and EKSO BIONICS, INC. and EKSO BIONICS HOLDINGS, INC. (individually and collectively referred to as “Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of August 13, 2020 (as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1)

Pursuant to the Primary Depository covenant, as more particularly described in Section 6.6 of the Agreement (as such section is in effect immediately prior to the effectiveness of this Amendment), Borrower shall maintain all of its depository, operating, and investment accounts with Bank. Borrower has informed Bank that it recently transferred approximately $2,000,000 to an account of Borrower at JPMorgan Chase, resulting in a violation of Section 6.6 of the Agreement (the “Existing Cash Outside Bank Violation”). Bank hereby waives the Existing Cash Outside Bank Violation.

2)	Section 6.6 of the Agreement is hereby amended and restated, as follows:

6.6    Primary Depository. Borrower shall maintain, and shall cause all of its Subsidiaries to maintain, all depository, operating, and investment accounts with Bank. Notwithstanding the foregoing, (i) through July 1, 2023, Borrower and Borrower’s Subsidiaries domiciled outside the United States may maintain up to an aggregate amount not to exceed $3,000,000 (or its foreign currency equivalent) in one or more accounts outside of Bank and (ii) beginning on July 2, 2023 and continuing at all times thereafter, Borrower’s Subsidiaries domiciled outside the United States may maintain up to an aggregate amount not to exceed $1,000,000 (or its foreign currency equivalent) in one or more accounts outside of Bank.

3)

Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

4)	Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment.

5)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

6)	As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

a)	this Amendment, duly executed by each Borrower;

b)	payment of all Bank Expenses, including Bank’s expenses for the documentation of this Amendment and any related documents, which may be debited from any Borrower’s accounts; and

c)	such other documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

EKSO BIONICS, INC.	PACIFIC WESTERN BANK

By:	By:
Name: Jerome Wong	Name: Ryan Kelley
Title: CFO & Corporate Secretary	Title: VP, Client Manager

EKSO BIONICS HOLDINGS, INC.

By:
Name: Jerome Wong
Title: CFO & Corporate Secretary

[Signature Page to Third Amendment to Loan and Security Agreement]

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